EXHIBIT 10.4

THIS INDENTURE OF LEASE made this 13th day of September 1999 PURSUANT TO THE “LAND TRANSFER FORM ACT”.

BETWEEN:

HOOPP REALTY INC. c/o Edgecombe Realty Advisors Inc. 1166 Alberni Street, Suite 1704 Vancouver, British Columbia V6E 3Z3

thereinafter called the “Landlord”)

OF THE FIRST PART

AND:

ESCOM SOFTWARE SERVICES LTD. 6400 Roberts Street, Suite 300 Burnaby, B.C. V5G 4C9

thereinafter called the “Tenant”)

OF THE SECOND PART

WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed:

ARTICLE 1

BASIC TERMS

Basic Terms

1.01 The following Basic Terms are hereby approved by the parties and each reference in this Lease to any of the Basic Terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable Sections of this Lease where such Basic Terms are more fully set forth:

(a)	(i)	Landlord:	Hoopp Realty, Inc.

	(ii)	Address of Landlord:	c/o Edgecombe Realty Advisor Inc. 1166 Alberni Street, Suite 1704 Vancouver, British Columbia V6E 323

(b)	(i)	Tenant:	Escom Software Services Ltd.

	(ii)	Address of Tenant:	6400 Roberts Street, Suite 300 Burnaby, B.C. V5G 4C9

(c)	Cosigner:	None

(d)	Leased Premises:	Suite #300, the 3rd Floor 6400 Roberts Street Sperling Plaza, Burnaby, B.C.

(e)	Rentable Area of Leased Premises:	Approximately 16,292 square feet subject to Section 3.02

(f)	(i) Term:	Five years

	(ii) Commencement Date	December 1, 1999

(g)	Minimum Rent (section 5.01

Lease Year	Rate Per Sq. Ft.	Rent Per Annum	Rent Per Month
1-4	$12.00	$195,504.00	$16,292.00
5	$12.25	$199,577.00	$16,631.42

(h)	Fixturing Period:	Seventy-seven (77) days

(i)	Security Deposit: (section 19.14)	$31,705.62

(j)	Schedules

“A” – Floor Plan Showing Leased Premises

“B” – Lands

“C” – Rules and Regulations

“D” – Landlord’s Work

“E” – Tenant’s Work

“F” – Tenant Improvement Allowance

“G” – Free Rent

“H” – Option to Renew

“I” – Right to Surrender

“J” – Parking

ARTICLE 2

DEFINITIONS

2.01 In this Lease, unless there is something in the subject matter or context inconsistent therewith;

“Additional Rent” means all amounts in addition to Minimum Rent payable by the Tenant to the Landlord pursuant to this Lease.

“Buildings” means the office buildings situate upon the Lands in which the Leased Premises are situate, including the undersurface parking and any other parking facilities situate upon the Lands or elsewhere operated by the Landlord for the use and benefit of the tenants of the Buildings, the utilities and facilities therein which are for the use and benefit of the Buildings and the tenants thereof and their respective employees, invitees or licensees.

“Capital Tax” means an amount which is equal to that amount payable by a corporation subject to tax on account of its capital employed, under any applicable legislation, or imposed by any authority having jurisdiction, whether federal or provincial, and for this purpose, Capital Tax shall be imputed, (i) as if the amount of such tax were that amount due if the Lands and Buildings were the only property of such corporation and (ii) on the basis of the Landlord’s determination of the amount of capital attributable to the Lands and Buildings which will be based upon costs of acquisition, development and construction of the Lands and Buildings and any expansions and additions to it.

“Common Areas and Facilities” means all that part of the Lands and Buildings including lands, improvements, buildings, parts of buildings, fixtures and equipment (whether chattels or fixtures) which at any time is not included in premises leased to tenants or intended to be leased to tenants.

“Fixturing Period” means the period set out as such in Section 1.01, commencing on the date the Leased Premises are made available to the Tenant for the purposes of fixturing the Leased Premises. The Leased Premises shall be deemed to have been made available to the Tenant for such purposes when the Leased Premises are in a condition that the Tenant’s Work can be commenced without undue interference arising from the carrying out of the Landlord’s Work and the Landlord has notified the Tenant that the Leased Premises are available for the purpose of commencing the Tenant’s Work.

“Lands” means the lands more particularly described in Schedule “B” hereto.

“Leased Premises” means that part of the Buildings identified in Subsection 1.01(d) and approximately as shown outlined in red on the floor plan(s) attached as Schedule “A” notwithstanding the definition of Rentable Area the boundaries of the Leased Premises are as follows: (i) the interior face of all exterior walls, doors and windows (ii) the interior face of all interior walls, doors and windows separating the Leased Premises from Common Areas and Facilities (iii) the centre line of all interior walls separating the Leased Premises from adjoining leaseable premises and (iv) the top surface of the structural subfloor and the bottom surface of the structural ceiling.

“Normal business hours” means from 8:00 A.M. to 5:00 P.M. Monday to Friday, inclusive of each week, statutory holidays excluded, or such other period as the Landlord may, from time to time, reasonably designate as normal business hours.

“Operating Costs” means subject to the exclusions set out below, the total, without duplication or profit, of the costs, expenses, fees, rentals, disbursements and outlays paid or incurred by or on behalf of the Landlord consistent and in accordance with generally accepted accounting principles in the maintenance, repair, replacement, administration and operation of the Lands and Buildings, and without restricting the generality of the foregoing shall include:

(a) fuel and operating expenses incurred in lighting, heating, ventilating and air conditioning the Buildings;

(b) water rates, special taxes and licenses (other than taxes or Tenant’s taxes as herein defined or taxes on income or profits), insurance, telephone, electric power and other utility expenses;

(c) salaries and wages (including employee benefits, worker’s compensation) and the cost of independent service contracts incurred in the cleaning, refurnishing, maintenance of security and operation of the Lands and Buildings;

(d) the costs of building and cleaning supplies, employees uniforms and dry clearing;

(e) premiums and other charges incurred by the Landlord in respect to all insurance on the Buildings, which without limiting the generality of the foregoing include:

(i) fire and extended coverage insurance, including windstorm, hail, explosion, not, noting attending a strike, civil commotion, aircraft, vehicle, and smoke insurance, and/or all risk insurance, and earthquake insurance;

(ii) public liability insurance;

(iii) elevator insurance;

(iv) boiler and machinery insurance;

(v) health, accident and group life insurance on employees; and

(vi) any other casualty insurance which the Landlord may at any time be required to carry under the terms of any ground or underlying lease or any mortgage of the Lands or the Buildings.

(f) the cost incurred under service or maintenance contract for the inspecting, servicing or maintaining of elevator, air conditioning, mechanical and electrical equipment and the costs of supplies and equipment used in connection therewith;

(g) management fees not in excess of five percent (5%) of the gross rents received by the Landlord in connection with the Lands and the Buildings;

(h) the cost of all repairs, replacements and improvements required for the maintenance, operation and improvement of the Buildings, the cost of painting interior areas not normally rented to tenants, the cost of painting and otherwise maintaining, repairing, replacing and improving the outside of the Buildings, the cost of refuse and snow removal, and the cost of the maintenance, repair, replacement and improvement of the Common Areas and Facilities, both outside and inside;

(i) the capital cost of repairs, replacements and improvements mentioned in Subsection (h) above which the Landlord’s accountants have determined to be capital in nature, expensed on an amortized basis in accordance with, generally accepted accounting principles over the useful life of capital cost of the repair, replacement or improvement; and

(ii) interest daring each year of the Term at the rate which is two percentage points above the prime rate charged by any chartered bank of Canada designated from time to time by the Landlord at the end of each year on the undepreciated capital cost of the items referred to in Subsection (ii) above but shall not include interest, depreciation, Capital Tax, debt service costs, teasing commissions, tenant inducement payments, financing or capital costs other than as specifically included above and income taxes and other taxes personal to the Landlord.

The following shall be deducted from Operating Costs:

(i) net recoveries by the Landlord from the tenants of the Buildings in respect of and to the extent (but only to the extent) of costs which have been charged as Operating Costs other than recoveries from the Tenant under Article 5 and from other tenants under lease provisions similar to Article 5;

(ii) net insurance proceeds received by the Landlord to the extent (but only to the extend) that such proceeds reimburse the Landlord for costs Of repair and replacement which have been charged as Operating Costs; and

(iii) net recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Buildings to the extent (but only to the extent) that the repair costs in respect of the work covered by such warranties or guarantees have been charged as Operating Costs.

“Proportionate Share” means the fraction which has as is numerator the Rentable Area of the Leased Premises and which has as Its denominator the total Rentable Area of the Buildings, whether rented or not. However, if there is any alteration or addition to the Buildings resulting in a greater or lesser Rentable Area to tenants, the Landlord may, from time to tine, cause redetermination of the area of the Leased Premises or the area of all or any part of the rentable area of the Buildings by the Architect or Land Surveyor. “Rent” means all Minimum Rent and Additional Rent.

“Rentable Area”, in the case of the Leased Premises or any other premises included in the Rentable Area of the Buildings, means the area expressed in square feet, as verified by the an Architect or the Surveyor appointed by the Landlord, of all floors of such premises, determined as follows:

(a) in the case of full premises occupied entirely by one tenant, the Rentable Area shall be all the floor area within the exterior walls calculated by measuring from the inside face of the glass of the exterior walls, without deduction for columns and projections, and including elevator lobbies, service corridors, washrooms, electrical, telephone, meter, valve, mechanical, storage and janitor rooms and any internal or special stairways and or elevators for the specific use of the particular tenant but excluding other stairways, elevator shafts, flues, pipe shafts and vertical ducts; and

(b) in the case of floors occupied by more than one tenant, the Rentable Area shall be the aggregate of (A) all floor area within the exterior walls of such floor calculated by measuring from the inside face of the glass of the exterior walls to the finished surface of the corridor side of the corridor partitions and to the centre line of demising partitions, without deduction for columns and projections, but excluding elevator lobbies, service corridors, washrooms, electrical, telephone, meter, valve, mechanical, storage and janitor rooms, stairways and elevator shafts supplied by the Landlord for use in common with other tenants within the relevant floors and (B) a share of the area of Common Areas and Facilities located on such floor, such share to be in the same proportion to such area that the area of the space referred to in clause (A) above is to the total Rentable Area of such floor determined without reference to this clause (B) and (C) any service areas which are for the exclusive use of the particular tenant, such as internal or special stairways and elevators provided that in no case shall any Rentable Area include the lobby and entrances on the ground floor or sub-surface areas (unless installed for the exclusive benefit of the Tenant).

“Rentable Area of the Buildings” means the aggregate of the Rentable Area of all premises in the Buildings that are rented, or designated or intended by the Landlord to be rented, for offices or business purposes (whether actually rented or not).

“Tax or Taxes” means all taxes, rates, local improvement rates, impost charges, duties, levies, fees, charges and assessments whatsoever, imposed, assessed, levied or charged on or against the Lands or the Buildings or assessed against property, whether real or personal, movable or immoveable, on or against the Landlord or the Tenant or anyone else, by any school, municipal, regional, provincial, federal, parliamentary or other governmental body, corporation or authority, including any amounts imposed, assessed, levied or charged in substitution of or in lieu of any such taxes, rates, duties, levies, fees, charges or assessments, but excluding such taxes as capital gains, profits, or excess profit taxes assessed upon the income of the Landlord.

“Term” means the period specified in Subsection 1.01(f), as it may be extended or renewed by the Tenant pursuant to the options given to the Tenant to extend or renew this Lease, if any.

ARTICLE 3

GRANT OF LEASE AND TERM

Demise

3.01 The Landlord does demise and lease unto the Tenant the Leased Premises subject to and in accordance with the terms and conditions herein contained.

Rentable Area

3.02 The estimated Rentable Area of the Leased Premises is set out in Subsection 1.01(e). The Rentable Area of the Leased Premises shall be conclusively determined by the Architect or the Surveyor and shall be verified by the Architect or the Surveyor, a copy of which shall be given to the Tenant. Such determination shall be binding upon both the Landlord and the Tenant. The Architect or the Surveyor will recalculate the Rentable Area of the Leased Premises whenever required because of a rearrangement of partitions or other changed condition on the floor or floors on which the Leased Premises are located. The parties acknowledge and agree that the Rentable Area of the Leased Premises has been measured to contain 16,292 square feet.

Term

3.03 To have and to hold the Leased Premises for and during a Term commencing on the Commencement Date (being the date identified as such in Section 1.01 hereof) and from thenceforth next ensuing and fully to be complete and ended after expiry of the period of time constituting the Term.

ARTICLE 4

CONSTRUCTION

Landlord’s Work

4.01 The Landlord shall at its own cost and expense, complete any Landlord’s Work described in Schedule “D”. The Landlord covenants and agrees to conduct and complete the construction of the Landlord’s Work in a good and workmanlike manner with due diligence and without delay, other than delay which is beyond the reasonable control of the Landlord such that the Lease Premises are ready for occupancy by the Tenant on the Commencement Date,

Acceptance of Leased Premises

4.02 After the Tenant has received notice from the Landlord that the Leased Premises have been completed to the extent that the Tenant can have access thereto to carry out the Tenant’s Work, the Tenant may inspect the Leased Premises and may notify the Landlord in writing prior to taking possession of the Leased Premises of any defects or faults in the Landlord’s Work. Unless such notice is received within ten days of taking possession, the Tenant shall be deemed to have accepted the Landlord’s Work and the Leased Premises in all respects and the Landlord shall have no further responsibility with respect to any defects or faults in the construction thereof. If the Tenant notifies the Landlord of any defects or faults, and such defects or faults substantially interfere with the carrying on of the Tenant’s Work, then the commencement of the Term shall be postponed until such defects or faults have been corrected to the extern that they no longer substantially or materially interfere with the carrying on of the Tenant’s Work. If the Landlord and Tenant cannot agree on any matter relating to the existence or nature of any alleged defect or fault, or the correction thereof within three business days after the delivery of the Tenant’s notice referred to above, the question shall be resolved by the written decision of the Landlord, architect or professional engineer, whose decision shall be final and binding on the Landlord and the Tenant. If any such defects or faults are matters which do not substantially interfere with the carrying on of the Tenant’s Work, the commencement of the Term shall not be postponed and the Landlord shall be obligated to correct such defects within a reasonable time. Commencement of business on the Leased Premises shall be conclusive evidence that the Tenant has accepted the Leased Premises as free of any defects or faults which are the responsibility of the Landlord, except such detects or faults as the Landlord and Tenant have agreed in writing may be corrected by the Landlord after commencement of business.

Tenant’s Work

4.03 The Tenant shall diligently carry out the Tenant’s Work in accordance with Schedule “E” and the preparation of the Leased Premises for the commencement of business.

Construction

4.04 Provided, that if due to the failure of the Landlord to complete construction of the Landlord’s Work or to make available the utility services which the Landlord is hereby obliged to furnish, the Leased Premises or any substantial part thereof are not ready for occupancy on the Commencement Date, no part of the Rent shall be payable for the period prior to the date when the Leased Premises are substantially ready for occupancy and the Rent shall accrue only after such last mentioned date, and the Tenant hereby agrees to accept any such abatement of Rent in full settlement of all claims, if any, which the Tenant might otherwise have by reason of the Leased Premises not being ready for occupancy on the Commencement Date, Provided further, however, that when the Landlord has completed construction of the Leased Premises and made available the aforesaid services, the Tenant shall not be entitled to any abatement of Rent for any delay in occupancy due to the Tenant’s failure or delay to provide plans or to complete any special installation or other work required for his purposes or due to any other reason, nor shall the Tenant be entitled to any abatement of Rent for any delay in occupancy if the Landlord has been unable to complete construction of or provide utility services, the Leased Premises by reason of the Tenant’s said failure or delay. A certificate of the Landlord’s architect as to the date the said services were ready and available and construction substantially completed, or as to the dale upon which the same would have been available and substantially completed respectively but for the aforesaid failure or delay of the Tenant, shall be conclusive and binding and Rent in full shall become payable from such date. Provided, however, that the date on which the Term shall commence pursuant to this Section shall be no later than two (2) years from the Commencement Date provided for in Section 1.01. “Ready for occupancy” in this Section shall mean the day when the Leased Premises or a substantial part thereof are ready for the Tenant to commence his own improvements on the Leased Premises.

Inspection

4.05 The Tenant will examine the Leased Premises and the Buildings before taking possession hereunder and such taking of possession will in the absence of agreement in writing to the contrary and subject to Section 4.04 be evidence as against the Tenant that at the time thereof the Leased Premises and the Buildings were in good order and satisfactory condition. No promise of the Landlord to alter, remodel or improve the Leased Premises or the Buildings and no representation respecting the condition of the Leased Premises or the Buildings have been made by the Landlord other than those contained herein or made a pare hereof and those contained in a letter agreement between the Landlord and the Tenant dated August 25, 1999.

ARTICLE 5

RENT

Minimum Rent

5.01 The Tenant shall pay to the Landlord, in and for each and every year during the Term, Minimum Rent in the amount per square foot of the Rentable Area of the Leased Premises set out to Section 1.01(g)(i) for the respective Lease year, by equal consecutive monthly instalments in advance on the first day of each month in the amount set out in Section 1.01(g)(iii) for such Lease year, subject to the adjustment provisions of Section 5.02.

Adjustment of Rent

5.02 If and whenever the Rentable Area of the Leased Premises is revised in accordance with Section 3.02, the Minimum Rent for any Lease Year or relevant portion thereof, affected by such revision, shall be recalculated by multiplying such revised Rentable Area by the amount per square foot of Rentable Area of the Leased Premises set out in Section 1.01(g)(I) for such Lease year and the amount of the annual Minimum Rent for such Lease year, or relevant portion thereof, and the equal monthly instalments for such Lease year, or relevant portion thereof, shall be amended accordingly. There shall be a corresponding recalculation of the Tenant’s Proportionate Share and amounts payable as Additional Rent. Upon any such recalculation, the Landlord and the Tenant shall make the appropriate adjustments in respect of earlier payments of Minimum Rent and Additional Rent affected by any such recalculation.

Additional Rent

5.03 Any money payable by the Tenant to the Landlord hereunder other than the Minimum Rent shall be deemed to be Rent and shall be paid as Additional Rent and shall be collectible as such and in the absence of any other provisions hereunder shall be payable with the next ensuing Monthly instalment of Rent. It is understood and agreed by and between the parties hereto that items of Additional Rent relate to expenses which are properly chargeable as operating costs or otherwise against the rental income from the Buildings and are not to be considered as revenue for the purpose of establishing assessment value of the Buildings or for any other taxing purpose whatsoever.

Pro Rata Adjustments

5.04 If the Term hereof shall commence or cease on a day other than the commencement or end of any period contemplated herein or if any money is payable hereunder for a period less than that contemplated in relation thereto, the Tenant shall pay to the Landlord its pro rata portion of the Rent or such payment for the period.

Net Lease

5.05 The Tenant acknowledges that it is intended and agreed to this Lease is a completely carefree net lease for the Landlord except as to the Landlord’s obligations under this Lease, that the Landlord is not responsible during the Term for any costs, charges, expenses or outlays of any nature relating to the Leased Premises, or the contents thereof (excepting only the Landlord’s income tax in respect of income received from leasing the Leased Premises) and the Tenant further agrees that it will pay all charges, taxes, impositions, costs and expenses of every kind relating to the Leased Premises, and the Tenant covenants with the Landlord accordingly.

ARTICLE 6

USE OF LEASED PREMISES, COMPLIANCY

Permitted Use

6.01 The Tenant covenants with the Landlord to use the Leased Premises only for the purposes of an office for the conduct of the Tenant’s business, and not to use or permit to be used the Leased Premises or any part thereof for any other purpose or business without the written consent of the Landlord.

Nuisance

6.02 The Tenant covenants with the Landlord it shall not do or permit to be done or omitted anything which could damage the Buildings or injure or impede the business of the Tenant or of other tenants in the Buildings or which shall or might result in any nuisance in or about the Leased Premises, whether to the Landlord, any tenant of the Buildings or any other party, the whole as determined by the Landlord, acting reasonably, In any of the foregoing events, the Tenant shall forthwith remedy the same and if such thing or condition shall not be so remedied, the Landlord may, after such notice, if any, as the Landlord may deem appropriate in the circumstances, correct such situation at the expense of the Tenant and the Tenant shall pay such expense to the Landlord as Additional Rent.

Comply with Insurance etc

6.03 The Tenant covenants with the Landlord that it shall not do or permit to be done any act or thing which may render void or voidable or conflict with the requirements of any policy or policies of insurance, including any regulations of fire insurance underwriters applicable to such policy or policies, whereby the Leased Premises or the Buildings are insured or which may cause any increase in premium to be paid in respect of any such policy. In the event that the premium to be paid in respect of any such policy is increased by any act or omission of the Tenant, the Tenant shall pay to the Landlord the amount by which such premium shall be so increased.

Observance of Law

6.04 The Tenant covenants with the Landlord to comply with all provisions of law including, without limiting the generality of the foregoing, federal and provincial legislative enactments, building bylaws, and any other governmental or municipal regulations which relate to the occupation, partitioning, equipment, operation and use of the Leased Premises and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises and to comply with all police, fire and sanitary regulates imposed by any federal, provincial, or municipal authorities or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Leased Premises.

ARTICLE 7

TENANT’S GENERAL COVENANTS

7.01 The Tenant covenants with the Landlord as follows:

(a) Pay Rent: To pay Rent.

(b) Taxes Payable by Tenant: in each and every year daring the Term to pay as Additional Rent and discharge within twenty (20) days before the same shall become due and payable all Taxes against or to respect of all fixtures, improvements, equipment and facilities of the Tenant on or in the Leased Premises and every tax in respect of any and every business carried on thereon or therein and in respect of the use or occupancy thereof by the Tenant (and any and every assignee, subtenant and licensee). The Tenant further covenants and agrees that upon the written request of the Landlord the Tenant will promptly deliver to the Landlord for inspection, receipts for payment of all Taxes in respect of all fixtures, improvements, equipment and facilities of the Tenant on or in the Leased Premises and every tax in respect of the use or occupancy thereof by the Tenant (and any and every assignee, subtenant and licensee) which were due and payable prior to such request and in any event will furnish to the Landlord if requested by the Landlord evidence of payment satisfactory to the Landlord before the 21st day of January in each year covering payments for the preceding year. If the Tenant or any subtenant or licensee of the Tenant shall elect or cause to have the Leased Premises or any part thereof assessed or charged with any separate school Tax (if any) or any special or additional Taxes or taxes the Tenant shall pay to the Landlord, as Additional Rent, as soon as the amount thereof is ascertained, any amount by which the Taxes on the Buildings or the Lands or on the Landlord on account thereof are thereby increased.

(c) Operating Costs and Taxes: To pay throughout the Term as Additional Rent its Proportionate Share of Taxes against or in respect of the Lands, the Buildings and other fixtures, improvements, equipment and facilities thereon or related thereto (other than Taxes payable directly by tenants pursuant to provisions similar to Subsection 5.01(b) hereof) and its Proportionate Share of Operating Costs. The amounts of Taxes and Operating Costs which the Tenant is to pay shall be estimated by the Landlord for such period as the Landlord may determine from time to time. The Tenant agrees to pay to the Landlord such amounts in monthly instalments to advance during each such period on the dates and at the times for payment of Rent provided for in this Lease. Within ninety (90) days after the end of each calendar year, the Landlord will furnish to the Tenant a statement of the actual Taxes and Operating Costs during such calendar year and the Tenant’s Proportionate Share thereof showing in reasonable detail the information relevant and necessary to the exact calculation of these amounts. If the amount payable by the Tenant as shown on such statement Is greater or less than the aggregate of the amounts paid on account of Taxes and Operating Costs by the Tenant to the Landlord pursuant to this Section, the proper adjustment shall be made within fourteen (14) days after delivery of the statement. Any payment made by the Landlord or made by the Tenant and accepted by the Landlord in respect of any adjustment made hereunder, shall be without prejudice to the right of the Landlord to claim a re-adjustment provided such claim is made within twelve (12) months to the date of delivery of the statement referred to in this Section. If for any reason beyond the Landlord’s control the Landlord is unable to deliver the statement hereinbefore referred to within the said period of ninety (90) days, the Landlord shall take all reasonable steps as may be necessary to deliver such statement as soon thereafter as is reasonably possible and the failure to provide such statement within the said period shall not entitle the Tenant to withhold any sum payable to the Landlord hereunder, or to claim damages from the Landlord.

The certificate of an accountant appointed by the Landlord shall in the event of a dispute be conclusive and binding upon the Landlord and the Tenant as to any amount payable from time to time under this Section. Notwithstanding the provisions of this Section, if at any time during any fiscal period the Buildings shall be less than one hundred percent (100%) occupied by tenants, the Landlord shall nave the right to adjust any cost incurred in the Buildings that is directly related to tenant occupancy so that the Landlord will fully recover the Tenant’s Proportionate Share of its expenditure and Operating Costs which would have been incurred if the Buildings had been one hundred percent (100%) occupied during the whole of the fiscal period.

(d) Electrical Charges: The Tenant shall pay throughout the Term as Additional Rent:

(i) The cost of electric current and supplied to the Leased Premises for lights and normal business machines during normal business hours as of the Commencement Date, as determined by the Landlord. In addition, the Tenant shall pay the cost of any extra electrical consumption caused by special equipment or occupancy outside of normal business hours which cost shall be based upon B.C. Hydro and Power Authority’s estimate of consumption. Payments hereunder shall be made monthly in advance at the same time and place as Rent is payable under this Lease; and

(ii) The total cost of replacement of any electric light bulbs, tubes and ballasts in the Leased Premises as of the Commencement Date, as determined by the Landlord. Payments hereunder shall be made monthly in advance at the same time and place as Rent is payable under this Lease. The Landlord shall have the exclusive right to attend to such replacement and may adopt a system of re-lamping and re-ballasting periodically on a group basis in accordance with good practice in this regard.

(e) Sales Taxes: Notwithstanding any other provisions of this Lease, the Tenant shall pay to the Landlord an amount equal to any and all taxes imposed on the Landlord with respect to Minimum Rent, Additional Rent or any other amounts payable by the Tenant to the Landlord under this Lease, whether characterized as a goods and services tax, sales tax, value added tax or otherwise (except income taxes under the Income Tax Act [Canada]) therein called “Sales Taxes”), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes. The amount of such Sales Taxes shall be calculated by the Landlord on the basis that the Lands and Buildings are the only property owned by the Landlord and that the only credits, set-offs, exceptions, exemptions or deductions available to the Landlord are those to which the Landlord is entitled to by virtue of the purchase of goods and services for the Lands and Buildings (but not by virtue of the purchase of the Lands and Buildings themselves), which shall be pro-rated by the Landlord over the Rentable Area of the Buildings. The amount of Sales Taxes payable by the Tenant shall be calculated by the Landlord and shall be paid to the Landlord at the same time as the amounts to which the Sales Taxes apply are payable to the Landlord under the terms of this Lease, and the Landlord may make any estimates necessary for the purpose of such calculations is the same manner as provided in this Lease for payment of Operating Costs. Notwithstanding any other provision in this Lease to the contrary, the amounts payable by the Tenant under this clause shall be deemed not to be Minimum Rent or Additional Rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amounts as it has for recovery of Rent under this Lease.

(f) Repair: To repair in a fast class manner the Leased Premises, reasonable wear and tear and damage by fire, lightning and tempest and other casualty against which the Landlord is insured only excepted and the Landlord may enter and view the state of repair, and the said Tenant will repair according to notice, reasonable wear and tear and damage by fire, lightning and tempest and other casualty against which the Landlord is insured only excepted and that it will keep and leave the Leased Premises in good repair, reasonable wear and tear and damage by fire, lighting and tempest and other casualty against which the Landlord is insured only excepted.

If the Buildings, the elevators, boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating or air conditioning the Buildings or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Buildings or the roof or outside walls become damaged or destroyed through negligence, carelessness or misuse by the Tenant, his servants, agents, employees, or anyone permitted by him to be to the Buildings, or through him or them in anyway damaging the heating apparatus, elevators, water pipes, drainage pipes or other equipment or part of the Buildings, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay them to the Landlord forthwith on demand,

If the Tenant should fail to repair in accordance with the provisions hereof, the Landlord, its agents or employees may forthwith enter the Leased Premises and make the required repairs and for that purpose the Landlord may bring and leave upon the Leased Premises all necessary tools, materials and equipment, and the Landlord will not be liable to the Tenant for any inconvenience, annoyance or loss of business or any injury or damages suffered by the Tenant by reason of the Landlord effecting such repairs unless caused by the negligence of the Landlord, its agents or employees, and the expense of such repairs will be borne by the Tenant who shall pay it to the Landlord forthwith upon demand.

(g) Intentionally omitted.

(h) Waste and Nuisance: Not to do or suffer any waste or damage, disfiguration, or injury to the Lands, the Buildings, the Leased Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof and not to place therein any safe, heavy business machine or other heavy object without first obtaining the consent in writing of the Landlord not to use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business and not to cause or permit any nuisance in, at or on the Leased Premises.

(i) Inform Landlord: To inform the Landlord immediately of the occurrence of any waste or damage, disfiguration or injury of the Lands, the Buildings, the Leased Premises or the fixtures or equipment therein or thereon.

(j) Entry by Landlord: To permit the Landlord, its servants or agents to enter upon the Leased Premises at any reasonable time and from time to time tor the purpose of inspecting and making repairs, alterations or improvements to the Leased Premises or to the Buildings, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord, its servants or agents may at any time and from time to time enter upon the Leased Premises to remove any article or remedy any condition which in the opinion of the Landlord, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance and such entry by the Landlord shall not be deemed to be a re-entry.

(k) Interest: To pay the Landlord interest at a rate of twenty-four percent (24%) per annum compounded monthly on any amount not paid as and when due hereunder until paid, whether due as Rent or otherwise.

(l) Directory: The Tenant shall be emitted to have its name shown upon the directory board of the Buildings, but the Landlord shall in its sole discretion decide the style of such identification and allocate the space on the directory board for each tenant,

(m) Name of Buildings: Not to refer to the Buildings by the name other than by such name as may be designated from time to time by the Landlord and the Tenant shall use the name of the Buildings for the business address of the Tenant and for no other purpose. At its sole cost and expense, the Tenant shall have the right to place its name where the existing Mohawk sign is above the front entry of the Sperling I building, on the pylon sign facing Roberts Street and on the third-floor lobby of Sperling I. The Tenant also has the right to install a flag at its sole cost and expense, depicting its corporate logo on one of the three flag poles in the planter facing Roberts Street.

ARTICLE 8

INSURANCE

8.01 Tenant Insurance: The Tenant shall, at its sole cost and expense, take out and keep in full force and effect and in the names of the Tenant, the Landlord and Use Landlord’s agent as their respective interests may appear, the following insurance:

(a) All Risks Property Insurance upon property of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, including, without limitation, stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount of not less than full replacement cost thereof, including coverage for sprinkler leakages (where applicable), flood or collapse. In the event that there shall be a dispute as to the amount of full replacement cost, the decision of the Landlord shall be conclusive;

(b) Commercial General liability and property damage insurance including personal liability, contractual liability, lessee’s legal liability, non-owned automobile liability, Lease agreement contractual coverage and owners’ and contractors’ protective insurance coverage with respect to the Leased Premises and coverage shall include the business operations conducted by the Tenant and any other person on the Leased Premises;

(c) The policies referred to in Subsection 8.01(b) shall be written on a comprehensive basis with limits of not less than THREE MILLION ($3,000,000) Dollars each for bodily injury to any one or more persons, or property damage, and such higher limits as the Landlord may reasonably require from time to time and shall contain provision for cross liability or severability of interests between the Landlord and the Tenant;

(d) Intentionally omitted.

(e) Business interruption insurance which shall include provisions for the payment of the Rent required hereunder.

(f) Boiler and Machinery Issuance on such Bolters and Pressure Vessels as may be installed by, or under the exclusive control of the Tenant or as may be otherwise located in the Leased Premises; and

(g) Any other form or forms of insurance as the Tenant or the Landlord may reasonably require from time to time in amounts and for insurance risks against which a prudent Tenant would protect itself.

All property damage policies, boiler insurance and plate glass insurance policies written on behalf of the Tenant shall contain a waiver of any subrogation rights which the Tenant’s Insurers may have against the Landlord and against those for whom the Landlord is, in law, responsible.

All policies will be taken out in form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance or, if required by the Landlord or its agent, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance and shall provide written evidence of the confirmation of such policies TEN (10) days prior to their respective cancellation dates. All policies will contain an undertaking by the insurers to notify the Landlord in writing not less than THIRTY (30) days prior to any material change, cancellation, or other termination thereof.

In case of loss or damage, the proceeds of insurance for the Tenant’s improvements shall be and are hereby assigned and made payable to the Landlord and to the extent that such proceeds of insurance have been paid to the Landlord, they shall be released to the Tenant (provided the Tenant is not in default) upon the Tenant’s written request, in progress payments, at stages determined by a certificate of the Landlord’s architect, stating that repairs to each such stage have been satisfactorily completed free of liens by the Tenant. In the event the Tenant defaults in making such repairs, the Landlord may perform the repairs and the proceeds may be applied by the Landlord to the cost thereof.

The Tenant agrees that if the Tenant fails to take out or keep in force any such insurance not be approved by the Landlord and should the Tenant not rectify the situation within 48 hours after written notice by the Landlord to the Tenant (stating if the Landlord does not approve of such insurance, the reasons therefore) the Landlord shall have the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately payable by the Tenant to the Landlord as Additional Rent and shall be due on the first day of the next month following said payment by the Landlord without prejudice to any other rights and remedies of the Landlord under this Lease.

The Tenant shall not do or permit anything to be done upon the Leased Premises which shall cause the rate of insurance on the Leased Premises to be increased and if the rate of insurance on the Leased Premises shall be increased by reason of any use made of the Leased Premises or by reason of anything done or permitted by the Tenant to be upon the Leased Premises, the Tenant shall on demand pay to the Landlord the amount of such increase.

The Tenant covenants and agrees that the Landlord shall not he liable or responsible in any way for any loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant or to any other person while such property is on the Leased Premises whether or not such property has been entrusted to employees or agents of the Landlord and without limiting the generality of the foregoing the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Leased Premises or from the water, steam or drainage pipes or plumbing works of the Leased Premises or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric other wiring except to the extent caused by any negligent act or omission of the Landlord, its agents, servants or employees provided it is not covered by insurance effected or required to be effected by the Tenant or except if the Landlord fails to use reasonable diligence to remedy the condition of the plumbing or wiring causing the damage after notice of the same provided that the repair is one that the Landlord is required to attend to as otherwise provided in this Lease.

The requirements imposed on the Tenant in this clause respecting the obtaining and maintaining of insurance shall not in any manner limit or derogate from any other obligations imposed on the Tenant pursuant to this Lease or at law.

Priority of Claims

8.02 In the event that the Landlord and the Tenant have claims to be indemnified under any such insurance the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

Landlord Not Liable

8.03 The Landlord shall in no event be responsible for the collection or non-collection of any insurance proceeds but only for such insurance proceeds as shall come into its hands.

Indemnity

8.04 The Tenant covenants to indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions relating to the use or occupation of the Lands and Buildings and the Leased Premises by the Tenant and licensees, invitees, agents, and employees including, without limiting the generality of the foregoing, all claims growing out of:

(a) any breach, violation, or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant, to be fulfilled, kept, observed or performed;

(b) any damage to property while said property shall be in or about the Buildings and Lands and;

(c) any injury to any licensee, invitee, agent or employee of the Landlord, the Tenant, or any other tenant of the Buildings, including death resulting at any time therefrom, occurring or about the Buildings and Lands and against and fern all costs, counsel fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon except to the extent caused by or attributable to any negligent act or omission of file Landlord, its agents, servants or employees and is not covered by insurance which the Tenant has effected or is required to effect pursuant to the Lease, and this indemnity shall survive the expiry or sooner termination of this Lease in respect of incidents arising prior thereto.

ARTICLE 9

ASSIGNING OR SUBLETTING

Restrictions

9.01 The Tenant covenants that it will not assign without leave and will not sublet or otherwise part with possession without leave which leave shall not be unreasonably withheld in any case and provided further that the Landlord’s consent to any assignment shall be conditional upon tile assignees entering into a covenant in form satisfactory to the Landlord to perform, observe and keep each and every covenant, proviso, condition and agreement in this Lease on the part of the Tenant to be performed, observed and kept, including payment of Rent and all other sums and payments agreed to be paid or payable under this Lease on the days and at the times and in the manner herein specified provided that a sale of the controlling shares of a corporate tenant shall be deemed to be an assignment within the terms of this Section.

Landlord’s Right

9.02 If the Tenant requests the Landlord’s consent to an assignment of this Lease or to a subletting of the whole or any part of the Leased Premises, the Tenant shall submit to the Landlord the name of the proposed assignee or subtenant, the most recent financial statement of the proposed assignee or subtenant, the terms and conditions of such assignment or subletting, and such further information as to the nature of its business and its financial responsibility and standing as the Landlord may reasonably require. Submission of a request for the Landlord’s consent to any proposed assignment or subletting shall be accompanied by payment to the Landlord of a fee (herein called the “Consent Application Fee”), which as of the date of the commencement of the Term shall be the sum of $350.00, and which may be increased by the Landlord at its sole discretion from time to time. The Tenant acknowledges and agrees that the Consent Application Fee shall be paid to the Landlord in consideration of the Landlord reviewing and considering the information submitted by the Tenant in connection with its request for the consent of the Landlord to the proposed assignment or subletting and that, is the event that the Landlord shall in its sole discretion determine that the review and analysis of the information submitted by the Tenant requires the Landlord to incur an unusual expenditure of the Landlord’s time or legal, accounting or other fees and expenses, the Tenant covenants and agrees that it shall, promptly upon request, pay to the Landlord or reimburse the Landlord, as the case may be, in respect of such expenditure of time or expenses. The Landlord’s consent to such request shall not be unreasonably withheld.

No Release

9.03 In no event shall any assignment or subletting to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenant and conditions of this Lease on its part to be performed. No consent by the Landlord to any assignment or subletting shall be construed to mean that the Landlord has consented or will consent to may farther assignment or subletting.

Advertising

9.04 For purposes of ensuring confidentially of this Lease, the Tenant shall not print, publish, post, mail, display, broadcast or otherwise advertise or offer the whole or any part of the Leased Premises for the purposes of assignment, sublease, transfer or encumbrance, and shall not permit any broker or other party to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer shall first have received the Landlord’s written consent, which consent shall not be unreasonably withheld. In no event shall any such text or format contain any reference to the Rent payable in respect of the Leased Premises.

ARTICLE 10

ALTERATIONS AND INSTALLATIONS

Alternations, Repairs etc.

10.01 The Tenant covenants not to make any alterations, repairs or improvements to the Leased Premises except in accordance with the provisions of Section 10.02. In any event, any or all work to be done or materials to be supplied hereunder shall be at the sole cost and expense of the Tenant and shall be done and supplied and paid for in the manner and according to such terms and conditions, if any, as the Landlord may prescribe without limiting the foregoing. Any connections of apparatus to the electrical system other than a connection to an existing base receptacle or any connection of apparatus to the plumbing lines shall be deemed to be an alteration within the meaning of this clause.

Procedure

10.02 The Tenant may at or prior to the commencement of the Term of this Lease if the Leased Premises are then vacant and available for occupation by the Tenant and at any time and from time to time during the Term at its expense paint and decorate the interior of the Leased Premises and appurtenances thereof and make such changes, alterations or improvements to the interior of the Leased Premises, as will in the judgment of the Tenant better adapt the same for the purposes of its business provided that:

(a) All changes, alterations, additions or improvements will require the written consent of the Landlord;

(b) All the Tenant’s initial partitioning work will be done in accordance with plans and specifications approved by the Landlord, such approval not to be unreasonably withheld, and in accordance with such conditions and regulations as may be adopted from time to time by the Landlord with respect to such partitioning work;

(c) The Landlord may require that any or all work to be done, or materials to be supplied hereunder shall be done or supplied by the Landlord’s contractors or workmen or by contractors or workmen engaged by the Tenant but first approved by the Landlord;

(d) The Tenant may, prior to the delivery of possession, install fixtures and other equipment in the Leased Premises so long as such installation does not interfere with construction work on or about the Leased Premises, and it is agreed by the Tenant that the Landlord has no responsibility, risk or liability whatsoever for any loss or damages to any fixtures or other equipment so installed or left on the Leased Premises by the Tenant;

(e) All changes, alterations, additions and improvements will comply with all statutes, regulations or bylaws of any municipal, provincial, federal or other authority;

(f) The Tenant shall, on the written request of the Landlord, restore the Leased Premises to base building condition not later than fifteen (15) days prior to the termination of this lease or, if the Landlord would prefer that such alterations, additions and improvements shall remain, in which case no compensation shall be allowed to the Tenant for the same, the Landlord may require the Tenant to restore the Leased Premises to such extent as the Landlord may deem expedient although retaining as far as possible the alterations, additions and improvements, without in any case any compensation to the Tenant therefor,

(g) The Tenant shall, in making any alterations, additions or improvements to the Leased Premises be responsible and pay for any costs related to:

(i) clean up of the Land and Buildings;

(ii) security that may be required; and

(iii) utility consumption during such period;

(h) The Tenant shall provide to the Landlord:

(i) prior to commencing construction of any alterations, additions or improvements to the Leased Premises where such construction is being undertaken at or prior to the Term if the Leased Premises are then vacant and available for occupation by the Tenant, proof of insurance as required in Section 8.01 as well as such additional insurance as the Landlord may require pursuant to Subsection 8.01(g) in respect of Its contractors or subcontractors completing such construction;

(ii) upon completion of such construction, proof of compliance by the Tenant’s contractors or subcontractors with the provisions of the Workers Compensation Act (B.C.); and

(iii) prior to release of any lien holdback under the Builders Lien Act (B.C.) (which Act the Tenant agrees to comply with in respect to any construction to the Leased Premises), statutory declarations of its contractors and subcontractors declaring that all of their respective subcontractors, materialmen and workmen have been paid all amounts due to them as well as lien waivers from such contractors and subcontractors.

Liens

10.03 The Tenant shall not suffer or permit any builder’s lien or claim thereof to be filed against the interest of the Landlord in the Lands or the Buildings or the Leased Premises by reason of work, labour, services or materials supplied or claimed to have been supplied to the Tenant or the Leased Premises, and if any such builder’s lien or claim thereof shall at any time be filed against the Lands, the Buildings or Leased Premises, the Tenant shall cause the same to be discharged of record within ten (10) days of the date the Tenant has knowledge of such filing and upon failure to do so, the Landlord may but shall not be obliged to, discharge the same by paying the amount claimed to be due or by procuring a discharge of such liens by deposit in Court and in any such event the Landlord shall be entitled, if it so elects, to expedite the prosecution of any action for the enforcement of such lien by the lien claimant and to pay the amount of the judgment, if any, in four of the lien claimant with interest, costs and allowances, provided however, that the Tenant shall not be required to pay or discharge any such builder’s lien or claim thereof so long as the Tenant shall in good faith proceed to contest the same by appropriate proceedings, after first having given notice in writing to the Landlord of its intention to so contest the validity of the lien claim, and after furnishing a security satisfactory to the Landlord in an amount sufficient to pay such contested lien claim with all interest thereon and Court costs and expenses including reasonable solicitor’s fees, which may at such time be allowable by law and which might, in the opinion of the Landlord acting reasonably, be incurred in connection therewith.

Trade Fixtures

10.04 Except for partitions in any way affixed to the Leased Promises, all articles of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions owned or installed by the Tenant at the expense of the Tenant in the Leased Premises including the workstations shall remain the property of the Tenant but they may not be removed by the Tenant except in the normal course of business until all Rent due or to become due during the Term of this Lease and all utility charges are fully paid, provided that the Tenant at its expense shall repair any damage to the Leased Premises or the Buildings caused by such installation or by such removal of the installation.

Non-Removal

10.05 If the Tenant does not remove the property set out in Section 10.04 forthwith after written demand by the Landlord, such property shall, if the Landlord elects, be deemed to become the Landlord’s property or the Landlord may remove the same at the expense of the Tenant, and the cost of such removal and consequential repairs will be paid by the Tenant forthwith to the Landlord on written demand, and the Landlord will not be responsible for any loss or damage to such property because of such removal, and any written demand for removal of same shall be given thirty (30) days alter the termination of this Lease.

Signs

10.06 Expect as provided to Section 7.01(m) the Tenant covenants not to paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the Buildings or visible from the outside of the Buildings. The Landlord will prescribe a uniform pattern of identification signs for the tenants to be placed on the outside of the doors leading into the leased premises of tenants on part floors, these signs to be supplied and installed by the Landlord at the Tenant’s expense, and other than such identification sign. The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on the outside of, or visible from the outside of the Leased Premises without written consent of the Landlord, such consent not to be unreasonably withheld.

ARTICLE 11

SURRENDER

Surrender

11.01 The Tenant shall, at the expiration or sooner termination of the said Term, peaceably surrender and yield up unto the Landlord the Leased Premises with the appurtenances, together with all fixtures or erections which at any time during the said Term shall be made therein or thereon, in good and substantial repair and condition, except as to the Tenant repair exceptions as set out in Section 7.01(f) hereof, and the provisions of Article 10 hereof and deliver to the Landlord all keys to the Leased Premises which the Tenant has in its possession.

Clean on Surrender

11.02 The Tenant shall immediately before the expiration or sooner termination of this Lease wash the floors, windows, doors, walls and woodwork of the Leased Premises. The Tenant further covenants that the Tenant will not upon such expiration or sooner termination leave upon the Leased Premises any rubbish or waste material and will leave the said Leased Premises in a clean and tidy condition.

ARTICLE 12

COVENANTS THE LANDLORD

12.01 The Landlord covenants with the Tenant, without derogation from the Tenant’s obligations to pay Minimum Rent and all Additional Rent as herein provided:

(a) Quiet Enjoyment: That if the Tenant pays the Rent hereby reserved and performs all of the covenants herein on its part contained, it may peaceably possess and enjoy the Leased Premises for the Term hereby granted without any interruption or disturbance from the Landlord or any other person or persons, lawfully claiming by, from or under it provided and it is hereby agreed that in no event will the conduct of repairs, alterations, additions or renovations by the Landlord to the exterior or interior of the Leased Premises or the Buildings (nor construction work in, or upon the Buildings or the Leased Premises) constitute a breach of this covenant for quiet enjoyment, so long as the Landlord attends to such work as expeditiously as reasonably possible under the circumstance and the work does not materially Interfere with the conduct of the Tenant’s business on the Leased Premises.

(b) Maintain the Structure: To keep in good repair and condition the foundations, outer walls, roof, spouts and gutters of the Buildings, all of the Common Areas and Facilities therein and the plumbing, sewage and electrical systems therein.

(c) Janitor Service: To cause, when reasonably necessary from time to time, the Leased Premises to be swept and cleaned, as is normally in keeping with a first class office building, but with the exception of the obligation to cause such work to be done, the Landlord shall not be responsible for any act or omission on the part of the person or persons employed to perform such work such work shall be done at the Landlord’s direction without interference by the Tenant, its servants or employees.

(d) Heating: To provide heating of the Leased Premises to an extent sufficient to maintain therein a reasonable temperature at all times during normal business hours except during the making of repairs but the Tenant agrees that, should the Landlord make default in so doing, it shall not be liable for indirect or consequential damages or damages for person discomfort or illness.

(e) Air-Conditioning: To provide air-conditioning of the Leased Premises during normal business hours. The Landlord has installed or will install in the Buildings a system for the purpose of ventilating and air-conditioning the Leased Premises in summer and ventilating and heating the Leased Premises in winter, which is designed for normal occupancy of the Leased Premises for office purposes on the basis of one person to every one hundred (100) square feet (9,29 square metres) of net rentable area and based on the window shading being fully closed in those offices having exterior windows exposed to the sun and subject to the average amount of electric power supplied for illumination, business machines, office use and all purposes not being in excess of four (4) watts per square foot of net rentable area. Any use of the Leased Premises not in accordance with the aforementioned design standards, or arrangement of partitioning which interferes with the normal operation of said system, may require changes or alterations in the system or the ducts through which the same operates. Any changes or alterations so occasioned, if such changes and be accommodated by the Landlord’s equipment, shall be made by the Landlord at the Tenant’s cost and expense, but only with the written consent of the Landlord first had and obtained, and in accordance with drawings and specifications, and by a contractor, first approved in writing by the Landlord. The Landlord reserves the right to stop the service of said air-conditioning equipment when necessary by reason of accident or repairs, alterations or improvements in the judgment of the Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and the Landlord shall further have no responsibility or liability for failure to supply said air-conditioning service when stopped as aforesaid or when prevented from so doing by strikes or by any cause beyond the Landlord’s reasonable control or by orders or regulations of any federal, provincial or municipal authority or failure of electric current, steam, or water or other suitable power supply or inability upon the exercise of reasonable diligence to obtain such electric current, steam or water or other suitable power supply for the operation of the said air-conditioning equipment.

(f) Elevators: To furnish, except when repairs are being made, automatic passenger elevator service during normal business hours and to permit the Tenant and the employees of the Tenant to have the free use of such elevator service in common with others, but the Tenant and such employees and all other persons using the same shall do so at their sole risk and under no circumstances shall the Landlord be held responsible for any damage to property or injury, including death, happening to any person while using the same or occasioned to any person by an elevator or any of its appurtenances. The Landlord reserves the right to stop the service of said elevators when necessary by reason of accident or repairs, alterations or improvements in the judgment of the Landlord desirable or necessary to be made, until said repairs, alterations or implements shall have been completed, and the Landlord shall further have no responsibility or liability for failure to supply elevator service when stopped as aforesaid or when prevented from so doing by strikes or by any cause beyond the Landlord’s reasonable control or by orders or regulations of any federal, provincial or municipal authority or failure of electric current, steam, water or other suitable power supply or inability upon the exercise of reasonable diligence to obtain such electric current, steam, water or other suitable power supply for the operation of the said elevators.

(g) Access: To permit the Tenant and its employees and all persons lawfully requiring communication with them to have the use during normal business bouts in common with others of the main entrance and stairways, corridors and elevators leading to the Leased Premises. At times other than normal business hours the Tenant and the employees of the Tenant and persons lawfully requiring communication with the Tenant shall have access to the Buildings and to the Leased Premises and use of the elevators only in accordance with the Rules and Regulations attached hereto as Schedule “C”.

(h) Washrooms: To permit the Tenant and its employees in common with others entitled thereto to use the washroom in the Buildings on any floor in which the Leased Premises are situate.

ARTICLE 13

DAMAGE TO OR DESTRUCTION

Damage or Destruction

13.01 In the event that the Leased Premises are destroyed or so damaged by fire, lightning, tempest or other casualty against which the Landlord is insured, as to be totally unfit for occupancy by the Tenant, Rent shall cease until the Leased Premises are repaired or rebuilt and provided further that in the event that the Leased Premises are damaged by fire, lightning, tempest or other casualty against which the Landlord is insured and the damage is such that the Leased Premises can be partially used, then until such damage shall have been repaired, Rent shall abate while repairs are in progress by the same proportion as the area of the part of the Leased Premises rendered unfit for occupancy is of the whole of the Leased Premises and the Landlord agrees that it will within reasonable diligence repair the Leased Premises unless the Tenant is obliged to repair under the terms hereof, or unless the Lease is terminated pursuant to the provisions of Sections 13.02 or 13.03. The Landlord shall not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any reasonable delay in repair which may arise by reason of adjustment or insurance on the part of the Landlord or on account of labour disagreements or any other cause beyond the Landlord’s control.

Landlord’s Option

13.02 If the Leased Premises are damaged or destroyed by any cause whatsoever, and if, in the opinion of the Landlord reasonably arrived at, the Leased Premises cannot be rebuilt or made fit for the purposes of the Tenant within ninety (90) days of the damage or destruction, the Landlord instead of rebuilding or making the Leased Premises fit for the Tenant, may at its option terminate this Lease by giving to the Tenant, within thirty (30) days after such damage or destruction, notice of termination, and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such damage and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.

Damage to Buildings

13.03 Irrespective of whether the Lease Premises are damaged or destroyed, in the event that fifty percent (50%) or more of the rentable area of the Buildings are damaged or destroyed by any cause whatsoever, and if in the opinion of the Landlord reasonably arrived at, the same rentable area cannot be rebuilt or made fit for the purposes of the Tenants of such space within one hundred and eighty (180) days of the damage or destruction, the Landlord may at its option terminate this Lease by giving to the Tenant within thirty (30) days after such damage or destruction, notice of termination requiring vacant possession of the Leased Premises sixty (60) days after delivery of the notice of termination and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date on which vacant possession is required and the Tenant shad! deliver up possession of the Leased Premises to the Landlord in accordance with such notice of termination.

ARTICLE 14

PROPERTY LOSS, DAMAGE AND REIMBURSEMENT

Injury

14.01 Unless caused or attributable to any negligent act or omission of the Landlord, its agents, servants or employees, provided that it is not covered by insurance effected by or required to be effected by the Tenant, the Landlord shall not be responsible in any way tor any injury to any person or for any loss of or damage to any property belonging to the Tenant or to other occupants of the Leased Premises or to their respective invitees, licensees, agents, servants or other persons from time to time attending at the Leased Premises while such person or property is in or about the Buildings or any areaways, parking areas, lawns, sidewalks, steps, truckways, platforms, corridors, stairways, elevators or escalators in connection therewith, including without limiting the foregoing, any loss of or damage to any such property caused by theft or breakage, or by steam, water, rain or snow which may leak into, issue or flow from any part of the said Buildings or any adjacent or neighboring lands or premises or from any other place or quarter or for any loss of or damage by or attributable to the condition or arrangements of any electric or other wiring or for any damage caused by smoke or anything done or omitted to be done by any other tenant of premises in the said Buildings or for any other loss whatsoever with respect to the Leased Premises or any business carried on therein, Without limiting the generality of the foregoing, the Landlord shall not be liable for:

(a) any injury or damage of any nature whatsoever to any person or property caused by failure, by reason of breakdown or other cause, to supply adequate drainage; snow or ice removal, or by interruptions of any utility or elevator or escalator or other services, of by steam, water, rain, snow, or other substances leaking into, issuing or flowing into any part of the Leased Premises or from the water, steam, sprinkler or drainage pipes or plumbing of the Buildings or from any other place or quarter, or for any damage caused by anything done or omitted to be done by any other tenant;

(b) any negligent act, omission, theft, malfeasance or negligence on the part of the agent, contractor or person from the to time employed by the Landlord to perform janitorial services in or about the Leased Premises or the Building provided such agent, contractor or person is a bona fide technician and is bonded;

(c) loss or damage, however caused, to books, records, files, money, securities, negotiable instruments, papers or other valuables of the Tenant; or

(d) under any circumstances, any indirect, consequential or business losses of the Tenant.

Damage

14.02 The Landlord shall not be responsible for any damage which may be caused, nor shall the Tenant be entitled to claim abatement or diminution of Rent should heating apparatus or air-conditioning equipment or elevator equipment cease working or be temporarily stopped for the purpose of effecting repairs or improvements to them or for any other reason whatsoever, nor by reason of the failure of electric or other power or otherwise, nor the failure in the supply of electric light in the corridors, passages or stairways, nor for failure to keep same lighted, except if the Landlord fails to use reasonable diligence to remedy the utility after notice of the defect of the same, providing that such remedy is not beyond the reasonable control of the Landlord.

ARTICLE 15

SUBORDINATION, TRANSFER BY LANDLORD, ETC.

Subordination

15.01 The Tenant covenants and agrees with the Landlord that the Tenant shall from time to time upon the written request of the Landlord, enter into an indenture;

(a) Subordinating the Term hereby demised and the rights of the Tenant hereunder to any mortgage, including any deed of trust and mortgage, and all indentures supplemental thereto, or a ground lease, present or future, which includes the Leased Premises, or at the option of the Landlord;

(b) Agreeing that the Term hereby demised shall be prior to any such mortgage or ground lease;

provided that other than such subordination, the rights of the Tenant shall not be altered or varied by the terms of such instrument and this Lease shall not be cancelled or modified by reason of such instrument except as provided for and anticipated or permitted by the terms of this Lease or bylaw. The Landlord shall, following written notice from the Tenant and at the Tenant’s cost, use its reasonable efforts to have any mortgagee acknowledge and honour the terms of this Lease so long as the Tenant is not in default hereof, provided such effort shall not effective the Landlord’s financial commitments under such financing.

Assignment by Landlord

15.02 The Landlord may assign its rights under this Lease to a lender as collateral or additional security for a loan to the Landlord, and if such assignment is given and executed by the Landlord and notification of it is given to the Tenant by or on behalf of the Landlord, the Tenant covenants and agrees with the Landlord that it will execute and deliver promptly an instrument prescribed by the Landlord or any such assignee or leader, in confirmation of the subordination set out in Section 15.01 (including an agreement by the Tenant and any assignee or lender whereby the Tenant agrees with such assignee or lender to observe all of the covenants, provisions, terms and conditions contained in this Lease and not to assign, surrender or otherwise modify or vary any of the terms of this Lease without the consent of such assignee or lender). Provided that the rights of the Tenant shall not be altered or varied by the terms of such instrument and this Lease shall not be cancelled or modified by reason of such instrument except as provided for and anticipated or permitted by the terms of this Lease or by law.

Tenant to Execute

15.03 The Tenant agrees to execute promptly on request from time to time of the Landlord, or of such a mortgagee or trustee, any instruments of attornment, postponement or subordination which my be requested. Any such attornment, postponement or subordination shall extend to all renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust and of this Lease.

Tenant Acknowledgements

15.04 The Tenant agrees at any time and front time to time upon request by the Landlord, to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Landlord’s interest, or mortgage of the Landlord’s interest, or assignee of any mortgage upon the Landlord’s interest in the Leased Premises or by such other person as the Landlord may direct.

ARTICLE 16

EXPROPRIATION

16.01 If the Leased Premises shall be acquired or condemned by an authority having the power for such acquisition or condemnation then the Term of this Lease shall cease from the date of entry by such authority. If only a portion of the Leased Premises being an area of thirty percent (30%) or more of the area of the Leased Premises shall be so acquired or condemned this Lease shall cease and terminate at the Landlord’s option, or at the Tenant’s option, and if such option is not immediately exercised by the Landlord or by the Tenant an equitable adjustment of Rent payable by the Tenant for the remaining portion of the Leased Premises shall be made, in either event, however, and whether all or only a portion of the Leased Premises shall be so acquired or condemned nothing herein contained shall prevent the Landlord or the Tenant or both, from recovering damages from such authority for the value of their respective interests or for such other damages and expenses allowed by law.

ARTICLE 17

LANDLORD’S RIGHTS

Access to Leased Premises

17.01 The Landlord, its servants and agents shall have the right to enter the Leased Premises at reasonable times to examine the same and make all such repairs, alterations, improvements or additions as the Landlord may deem necessary or desirable in the Leased Premises or as the Landlord may be required to make by law or in order to repair and maintain the Buildings and the Landlord shall be allowed to take all material into the Leased Premises that may be required therefor without the same constituting a trespass to or an eviction of the Tenant in whole or in part and the Rent reserved shall in no way abate while said repairs, alterations, improvements or additions are being made despite any interruption of the business of the Tenant. The Landlord will exercise reasonable diligence so as to minimize the disturbance or interruption of the Tenant’s operations. Without limiting the generality of the foregoing, the Landlord and any persons authorized by the Landlord shall have the right to use, install, maintain or repair pipes, wires, ducts or other installations in, under or through the Leased Premises for or in connection with the supply of any services to the Leased Premises or any other premises in the said Buildings. Such services shall include, without limiting the generality of the foregoing, gas, electricity, water, sanitation, telephone, heating, air-conditioning and ventilation.

Inspection of Leased Premises

17.02 During the Term hereby created any person or persons may inspect the Leased Premises and all parts thereof at all reasonable times on producing a written order to that effect signed by the Landlord or its agents. The Landlord shall have the right during the last six (6) months of the Term to place upon the

Leased Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Buildings and/or the Leased Premises are for rent and/or sale and further provided that the Tenant will not remove such notice or permit the same to be removed.

Changes and Additions to Buildings

17.03 The Landlord shall have the right to make additions to or improvements of installations in or repairs to or other changes to the Buildings including the Common Areas and Facilities and whenever reference is made in this Lease to the Buildings or the Common Areas and Facilities, it shall mean the Buildings or the Common Areas and Facilities as the same may be changed or added to or improved from time to time and in relation to any such additions, improvements, installations or repairs, the Landlord may cause such reasonable obstructions of and interference with the use or enjoyment of the Buildings, the Leased Premises or Common Areas and Facilities as may be reasonably necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other services when necessary and until said additions, improvements, instillations, or repairs shall nave been completed and there shall be no abatement in Rent nor shall the Landlord be liable by reason thereof, provided that all such additions, improvements, installations or repairs shall be made as expeditiously as reasonably possible.

Specific Rights

17.04 The Landlord’s rights pursuant to Sections 17.01, 17.02 and 17,03 include, without limitation, the rights to:

(a) make any changes or additions to the equipment, appliances, pipes, conduits, ducts or structures of any kind in the Leased Premises where necessary to serve adjoining premises or other parts of the Buildings;

(b) alter the location and nature of the Common Areas and Facilities and erect additions thereto or extend any part thereof;

(c) make alterations or additions to the buildings and facilities of the Buildings;

(d) build additional storeys or construct other buildings or improvements in the Buildings from time to time and make alterations thereof or additions thereto; and

(e) build adjoining the Leased Premises, in which case if an excavation shall be made upon lands or premises adjacent to the Leased Premises, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as the Landlord may deem necessary to preserve the building of which the Leased Premises form a part from injury or damage and to support same by proper foundations which rights may be exercised by the Landlord in as unfettered discretion (provided that the ingress and egress to the Leased Premises shall not be substantially altered or, in the event of such substantial alteration, that the Landlord has first obtained the Tenant’s written consent, not to be unreasonably withheld) and without any claim for damages or indemnification against the Landlord, its employees or agents and without diminution or abatement of Rent except during any period of time during which the Tenant is unable to carry on business with the public because of the exercise of such rights by the Landlord. In the event that such exercise results in a change in the Rentable Area of the Leased Premises the Minimum Rent payable thereafter shall be recalculated in the manner set forth in Section 5.02, but without any adjustment .with respect to any earlier payment of either Minimum Rent or Additional Rent.

Right to Relocate Tenant

17.05 Intentionally omitted.

ARTICLE 18

DEFAULT OF TENANT

Default

18.01 If and whenever the Rent hereby reserved or any part, thereof shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not, or in case of breach or non-observance or non-performance of any of the covenants, agreements, provisos, conditions or Rules and Regulations on the part of the Tenant to be kept, observed or performed, or in ease the Leased Premises shall be vacated or remain unoccupied for ten (10) days or in case the Term shall be taken in execution or attachment for any cause whatsoever, then and in every such case, it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding other than the proviso to this Section 18.01.

Bankruptcy Etc

18.02 In case, without the written consent of the Landlord, the Leased Premises or any part thereof shall be used by any other person than the Tenant or for any other purpose than that for which the same were let or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by a creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or any bulk sale or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or if a Receiver should be appointed to manage the affairs of the Tenant pursuant to any Act or agreement or by order of any Court of competent jurisdiction or, if the Tenant is a corporation and any order shall be made for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant, then in any such case this Lease shall at the option of the Landlord cease and terminate and the Term shall immediately become forfeited and void and the then current month’s Rent and the next ensuing three (3) months’ Rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or other occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any right whatsoever, and in such event Section 20.01 shall not apply.

Right of Termination

18.03 Notwithstanding anything else herein contained, the Tenant covenants and agrees that on the Landlord becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, shall have the right to terminate forthwith this Lease and the Term by leaving upon the Leased Premises notice in writing of its intention to so terminate, and thereupon Minimum Rent and Additional Rent shall be computed, apportioned and paid in full to the date of such termination of this Lease and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall deliver up possession of the Leased Premises to the Landlord, and the Landlord may re-enter and take possession of the same on the date specified in such notice.

Right to Relet

18.04 The Tenant covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord in addition to all other rights shall have the right at its election to enter the Leased Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to relet the Leased Premises as the agent of the Tenant, and to receive the Rent therefor and as the agent of the Tenant to take possession of any furniture or other property on the Leased Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any Rent derived from reletting the Leased Premises upon account of the Rent under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

Distress

18.05 Whensoever the Landlord shall be entitled to levy distress against the goods and chattels of the Tenant or to re-enter and re-take possession of the Leased Premises, it may use such force as it may deem necessary for the purpose of gaining admission to the Leased Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Tenant hereby expressly releases the Landlord from all action, proceedings, claims or demand whatsoever for on account or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

Waiver

18.06 The Tenant waives and renounces the benefit of any present or future Act of the Legislature of the Province of British Columbia taking away or limiting the Landlord’s right of distress, and, notwithstanding any such Act, the Landlord may seize upon and sell all of the Tenant’s goods and chattels for payment of Rent and costs as might have been done if such Act had not been passed. The Tenant further agrees that if it leaves the Leased Premises leaving any Rent owing under this Lease unpaid, the Landlord, in addition to any remedy otherwise provided by law, may seize the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them, in the same manner as if such goods and chattels had remained and been distrained upon the Leased Premises and may sell such goods and chattels by public or private sale without notice to the Tenant.

Landlord’s Expenses

18.07 If it shall be necessary for the Landlord to retain the services of a solicitor or any other proper person for the purpose of assisting the Landlord in enforcing any of its rights hereunder in the event of default on the part of the Tenant, it shall be entitled to collect from the Tenant the cost of all such services including all Court proceedings, including appeals on a solicitor and own client basis as if the same were Rent reserved and in arrears hereunder.

Remedies Cumulative

18.08 No reference to or exercise of any specific right or remedy by the Landlord shall prejudice or preclude the Landlord from any other remedy, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination. Without limiting the generality of the foregoing, the Landlord shall be entitled to commence and maintain an action against the Tenant to collect any Rent not paid when due, without exercising any option to terminate this Lease.

ARTICLE 19

MISCELLANEOUS

Non-Waiver

19.01 No act of the Landlord, other than an express waiver in writing, shall be inferred or implied to be a waiver of any rights of the Landlord, notwithstanding any principle of law or equity. Further, no condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord’s right hereunder to respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach and no waiver or estoppel shall be inferred or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease shall be cumulative and not alternative.

Acceptance of Kent

19.02 The acceptance of Rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a subtenant, assignee, transferee or otherwise in the place and stead of the Tenant. The acceptance by the Landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums.

Overholding

19.03 In the event of the Tenant holding over beyond the Term hereby granted with or without the consent of the Landlord and without any further written agreement, the tenancy resulting shall be a monthly tenancy only, at the monthly rental equivalent to one hundred ten percent (110%) of the rental payable for the year immediately preceding and subject to termination at the election of the Landlord or the Tenant upon one month’s notice in writing, and subject also to the terms, conditions and covenants herein set out, except as to the length of tenancy, it being understood dial the acceptance of Rent or any implied condition in no way renews this Lease as a yearly tenancy.

Inability to Perform

19.04 Whenever and to the extent that the Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department, or officer, or other authority, or by reason of not being able to obtain any permission or authority required hereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned, or to cancel or modify this Lease or any of its terms.

Roles and Regulations

19.05 The Tenant and its servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as Schedule “C” and made part of this Lease and such other and further reasonable rules and regulations as the Landlord may from time to time adopt. Written notice of any additional rules and regulations shall be given to the Tenant. Nothing in this Lease contained shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulation or the terms, covenants or conditions in any other lease against any other tenant of the Buildings, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Landlord’s Right to Perform

19.06 If the Tenant shall fail to perform any of the covenants or obligations of the Tenant under or in respect of this Lease the Landlord may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof and for such purpose may do such things as may be requisite and may enter upon the Leased Premises to do such things and all expenses incurred and expenditures made by or on behalf of the Landlord shall be forthwith paid by the Tenant to the Landlord and if the Tenant fails to pay the same the Landlord may add the same to the Rent and recover the same by all remedies available to the Landlord for the recovery of Rent in arrears, provided that if the Landlord commences or completes either the performance or the causing to be performed of any of such covenants or obligations or any part thereof, the Landlord shall not be obliged to complete such performance or cause to be performed or be later obliged to act in like fashion.

Landlord’s Limit of Liability

19.07 The term “Landlord” as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned shall be limited mean the Landlord as hereinbefore set out, while it retains its interest in the Lands and Leased Premises but upon a transfer of that interest, the Landlord shall be automatically relieved, after the date of such transfer, of all personal liability arising out of the requirement for performance of any obligations on the part of the Landlord herein contained, provided that this release from liability shall become effective only if a transferee shall expressly assume, subject to the limitations of this Section all of the terms of this Lease to be performed on the part of the Landlord, it being intended hereby that the obligations contained in the Lease on the part of the Landlord shall be binding upon the Landlord, its successors and assigns, only during and in respect of the respective successive periods of their interest in the Lands and Leased Premises.

Whole Agreement

19.08 The Tenant agrees that the Leased Premises are leased by the Tenant without any representations or warranties other than as contained in this Lease, and that no representative or agent of the Landlord is or shall be authorized or permitted to make any representations with reference hereto or to vary or modify this Lease in any way, except in writing under seal, and that this Lease contains all of the agreements and conditions made between the parties hereto.

Notice

19.09 Any notice required or contemplated by any provision of this Lease of which the Landlord or Tenant may desire to give to the other shall be sufficiently given by personal delivery or by registered letter, postage prepaid and mailed in one of Her Majesty’s Post Offices, and addressed to the party to whom such notice is to be given at the address of such party as given in this Lease or at such other address as either may notify the other of in writing during the Term hereof, if to the Tenant, addressed to the Leased Premises and any such notice shall be effective as of the day of such personal delivery or as of the day two (2) days following the date of such posting as the case may be.

Registration

19.10 The Landlord will not be required to deliver to the Tenant an instrument creating this Lease in a form registrable under the Land Title Act of British Columbia and the Tenant covenants that it will not register, cause to be registered, attempt to register, or permit to be registered this Lease at any time in a Land Title Office, either by way of caveat or otherwise howsoever, against the title or titles of the Landlord to the Leased Premises and in the event of the Lease being at any time so registered the Tenant will upon the request of the Landlord forthwith at its expense withdraw, discharge and release or cause to be withdrawn, discharged and released such information.

Applicable Law

19.11 This indenture shall be construed in accordance with the Laws of British Columbia.

Interpretation

19.12 Where required the singular number shall be deemed to include the plural and the neuter gender the masculine or feminine and the captions herein are for convenience only and shall not constitute a part of this Lease. The definition of any words in any Section of ids Lease shall apply to such words when used in other Sections hereof whenever the context is consistent. The captions and headings in this Lease form no part of this Lease and shall be deemed to have been inserted for convenience or reference only.

Time of the Essence

19.13 Time shall be of the essence of this Lease.

Security Deposit

19.14 The Tenant shall, no later than contemporaneously with the execution of this Lease, deposit with the Landlord the sum set out in Section 1.01 hereof as the Security Deposit to be applied in payment of the first and last months’ Rent. Said Security Deposit shall be held by the Landlord, without liability for interest, as security for the faithful performance by the Tenant of all the terms, covenants and conditions of this Lease by the said Tenant to be kept and performed during the Term hereof. If at any time during the Term of this Lease any of the Rent herein reserved shall be overdue and unpaid, or any other sum payable by the Tenant to the Landlord hereunder shall be overdue and unpaid, then the Landlord may, at the option of the Landlord (but the Landlord shall not be required to) appropriate and apply any portion of said Security Deposit to the payment of any such overdue Rent or other sum. In the event of the failure of the Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by the Tenant, then the Landlord at its option may appropriate and apply said entire Security Deposit or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by the Landlord for the payment of overdue Rent or other sums due and payable to the Landlord by the Tenant hereunder, then the Tenant shall, upon the written demand of the Landlord, forthwith remit to the Landlord a sum sufficient in cash to restore the said security to the original sum deposited, and the Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease and the Landlord shall be entitled to re-enter upon the Leased Premises. Should the Tenant comply with all the said terms, covenants and conditions and promptly pay all of the rental herein provided for as it full due, and all other sums payable by the Tenant to the Landlord hereunder, the said Security Deposit shall be restored in full to the Tenant at the end of the Term, or upon the earlier termination of this Lease. The Landlord may deliver the funds deposited hereunder by the Tenant to the purchaser of the Landlord’s interest in the Leased Premises in the event that such interest be sold, and thereupon the Landlord shall be discharged from any further liability with respect to such Security Deposit.

Successors and Assigns

19.15 This Lease and everything hereto contained shall ensure to the benefit of and be binding upon the respective heirs, executors, administrators, assigns and other legal representatives, as the case may be, of each and every of the parties hereto and every reference herein to any part thereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

IN WITNESS WHEREOF thee parties hereto have executed this Lease.

HOOPP Realty INC. by its		)
authorized agent, Edgecombe		)
Realty Advisors Inc.		)
)
)
Per:	/s/ illegible	)
	Authorized Signatory	)
)
)
Per:	/s/ illegible	)
	Authorized Signatory	)

TENANT:

The Common Seal of		)
ESCOM SOFTWARE SERVICES LTD.		)
)
Was hereunto affixed in the		)
presence of:		)	C/S
)
)
Per:	/s/ Ralph Turfus	)
	Authorized Signatory	)
)
)
Per:		)
	Authorized Signatory	)

Schedule "A" - Floor Plan

SPERLING PLAZA I
Edgecombe group inc.

SCHEDULE “B”

SPERLING PLAZA

CIVIC ADDRESS;	6400-6450 Roberts Street Burnaby, B.C.

LEGAL DESCRIPTION:	Parcel Identifier 002-955-522 Lot “A” (BY67651E) District Lot 79 Group 1 Plan 48864 New Westminster District

SCHEDULE “C”

RULES AND REGULATIONS

1. No Tenant shall obstruct or encumber any of the sidewalks, entrances, elevators, stairways, corridor, halls or any other areas of the Buildings or the Land upon which it is situated which is for the use of other persons or any windows, doors or other areas that reflect or admit light or air into any part of the Buildings, for any purpose other than access to and from the Leased Premises.

2. The water closets and wash basins and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no other substances shall be put therein, All damages resulting from any misuse of the fixtures shall he borne by the Tenant who, or whose employees, agents, invitees or licensees, shall have caused the same,

3. No Tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Buildings, No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord. No Tenant shall lay any floor covering, so that the same shall be attached to the floor of the Leased Premises without the prior written consent of the Landlord.

4. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises and, without the prior written consent of the Landlord, no cooking shall be done on the Leased Premises, microwave ovens excepted. No Tenant shall cause or permit any unusual or objectionable odours to be produced upon or emanate from the Leased Premises.

5. No Tenant shall, at any time, while on any part of the Land upon which the Buildings is situate, feed or leave my foodstuffs for any birds or other animals.

6. Each Tenant shall keep its Leased Premises free of waste, rubbish and debris at all times and provide proper receptacles in the Leased Premises for waste and rubbish.

7. The Tenant shall not permit the installation of any vending machines without the prior written consent of the Landlord.

8. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Buildings or any neighboring buildings or those having business with them in any way.

9. No Tenant shall throw anything out of the doors or windows or down the passageways or stairways.

10. No Tenant shall at any time bring or keep upon or allow to be brought onto the Leased Premises any inflammable, combustible or explosive fluid, chemical or other substance.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Leased Premises, nor shall any changes be made in existing locks or the mechanisms thereof. No duplicate keys shall be made and additional keys may be obtained from the Landlord at the cost of the Tenant. Each tenant shall, upon the termination of his tenancy, return to the Landlord all keys to the Leased Premises or to any other part of the Buildings.

12. The Tenant, his agents, servants, contractors, invitees or employees shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Buildings by moving or using any heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other equipment or furniture shall be carried out only between 6:00 A.M. and 8:00 A.M. and at no other time unless consented to by the Landlord, and the persons employed to move such equipment or furniture in and out of the Buildings must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description shall be received into the Buildings or carried in the elevators except during hours approved by the Landlord.

13. Except as may be otherwise approved by the Landlord, no Tenant shall occupy or permit to be occupied any portion of the Leased Premises as an employment bureau, or advertise for labourers giving the Leased Premises as an address.

14. The Tenant will observe and abide by all rules and regulations which the Landlord in its sole discretion may determine necessary to make respecting security service of the Buildings. The Landlord reserves the right to exclude from the Buildings during nonbusiness hours on weekdays and during all hours on Saturdays, Sundays and holidays, all persons not authorized by a tenant in writing, by pass, or otherwise, to have access to the Buildings and the Leased Premises. The Landlord shall provide tenants with a schedule of such non-business hours. Each tenant shall be responsible for all persons it authorizes to have access to the Buildings and shall be liable to the Landlord for all their acts while in the Buildings. When security service is in effect during non-business hours, entrances, deliveries and exits shall be made via designated entrances and due Landlord may require all persons to sign a register on entering and leaving the Buildings.

15. No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles not required for business purposes.

16. Canvassing, soliciting and peddling in the Buildings are prohibited and each tenant shall co-operate to prevent the same.

17. Window shading shall be kept closed on exterior windows when exposed to the sun in order to allow the ventilating and air-conditioning equipment to meet its designed standards.

18. The Tenant will not, without in each case the prior written consent of the Landlord, cause any work to be done within the Leased Premises or permit any work to be done there by its contractors or by or for any public utility company if, by reason of any labour dispute then existing, the performance of such work will result in or, in the opinion of the Landlord, is likely to result in the picketing of the Buildings, or any other property of the Landlord, whether or not such picketing would be lawful,

19. All further rules and regulations issued by the Landlord shall be binding on the Tenant.

SCHEDULE “D”

LANDLORD IMPROVEMENTS

The Landlord shall at its cost, demolish all existing partitioning not required by the Tenant as outlined in the plan attached as Schedule “D-l”. The Landlord shall at its cost install new 36-ounce glue down carpeting of the Tenant’s choice (acting reasonably), install locking hardware in the doors to the stairwell to secure access to the Premises and erect a wall and door at the east side of She elevator lobby. The Landlord shall restrict elevator access so that only the Tenant’s employees and the Landlord and/or its agents have access to the third floor after normal business hours. The Landlord shall eliminate the musty smell at the south end of the Premises.

Sent By: O&Y ENTERPRISE(BC) RETAIL;   604 293 0139;   Oct-5-99 9:43;   Page 2

10/05/99 09:16   604 ... 2301   ALLAN DES ASSOC

Schedule D1

A
B
C
D
E
F
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SCHEDULE “E”

TENANT’S WORK

The Tenant shall submit to the Landlord working drawings of the proposed leasehold improvements which drawings must be approved by the Landlord prior to the commencement of work.

SCHEDULE “F”

TENANT IMPROVEMENT ALLOWANCE

1.	Landlord will pay to Tenant an allowance equal to two hundred fifty-three thousand six hundred fifty ($253,650.00) Dollars (“Allowance”) plus G.S.T. to assist Tenant in defraying the cost to Tenant to perform Tenant’s work and/or other work in or for the Leased Premises.

2.	The allowance will be payable forty-six (46) days following the later of the Commencement Date or the date that all of the following events have occurred:

(i)	Landlord’s architect certifies that all Tenant’s Work and other work Tenant performs in or for the Leased Premises is completed in accordance with this Lease and in accordance with the drawings, specifications and finish sample board submitted by Tenant and approved by Landlord;

(ii)	Tenant has taken possession of the Leased Premises, opened them for business and is not in default of any of its obligations under the Lease;

(iii)	All accounts for Tenant’s work and other work Tenant performs in or for the Leased Premises, including, without limitation, accounts for material s supplied, work done and services rendered, are paid in full and Tenant has proved the payments to Landlord with copies of paid Invoices if available, or if not, other proof of payment reasonable acceptable to Landlord;

(iv)	Tenant demonstrated to Landlord that no liens have been or may be registered in regard to Tenant’s work or any other work Tenant performs in or for the Leased Premises;

(v)	Tenant has signed the Lease in a form satisfactory to the Landlord; and

(vi)	Tenant has furnished to Landlord certified copies or certificates of insurance with respect to all insurance policies which Tenant must maintain pursuant to the terms of the Lease.

3.	Landlord may deduct from the total amount of the allowance payable any amount due by Tenant to Landlord at the time Tenant becomes entitles to payment of the Allowance.

SCHEDULE “G”

RENT FREE PERIOD

Provided the Tenant is not in default under the terms of the lease, then notwithstanding anything hereto contained to the contrary, from December 1, 1999 up to and including November 30, 2000 (the “Rent Free Period”) the Tenant shall not be required to pay Rent in the equivalent of first twelve months’ Rent of the First Lease Year on three thousand two hundred ninety-two (3,292) square feet but shall be required to pay all other amounts payable pursuant to this Lease. This Rent Free Period shall apply only during the initial term of this Lease and the Tenant acknowledges and agrees that it shall not be entitled to any rent free periods during any renewal of this Lease or extension of the Term.

SCHEDULE “H”

OPTION TO RENEW

1. Provided that the Tenant has substantially performed all of the covenants, provisos, stipulations and terms of the Lease on the part of the Tenant to be performed and is not in default of any of the same at the time it gives a notice of renewal, the Tenant shall have one (1) option to renew the Lease for one (1) additional term of five (5) years each upon the same terms and conditions as are contained in the Lease, except the amount of the Minimum Rent and except the right of renewal otherwise than in accordance with this Schedule “H”. Each such renewal term shall commence on the day immediately succeeding the expiration of the Term of the Lease or of the immediately preceding renewal term thereof as the case may be, and shall end at midnight of the day immediately preceding the fifth (5th) anniversary of the first day of that renewal term. The Tenant may only exercise each such option to renew the Lease by giving notice in writing to the Landlord at least six (6) months prior to the date on which the intended renewal term would commence pursuant to this provision. If the Tenant gives such notice to the Landlord and if the Tenant has substantially performed its covenants, provisos, stipulations and terms of the Lease as aforesaid up to the last day on which notice could be validly given hereunder to exercise an option for a renewal term, and if the Tenant has exercised the prior options, if any, to renew the Lease, the Lease shall automatically be extended for the renewal term in respect of which notice was so given even though the said rent payable during such renewal term has not been determined at the commencement of such renewal term. In the event that the Tenant fails to so perform its covenants, provisos, stipulations and terms of the Lease or to give such notice to the Landlord as herein provided, the Lease shall automatically terminate at the end of the Term (unless earlier terminated hereunder) or of the last renewal term in respect of which the option was exercised, as the case may be, and the Tenant shall have no further option to extend or renew the Lease. The Landlord agrees to execute an instrument of renewal if required by the Tenant, but all costs and expenses of making such instrument in registrable form, including the costs of any necessary plans, shall be borne by the Tenant.

2. The Minimum Rent to be paid by the Tenant to the Landlord for the renewal term shall be such rent as is agreed upon between the Landlord and the Tenant having regard to the prevailing rate in the open market then being charged for similar use of similar premises being leased for a term equal in length to the renewal term and finished inside to the extent the Leased Premises were finished prior to the installation of the Tenant’s fixtures and improvements, provided always the Minimum Rent shall not be less than was payable during the immediately preceding Lease Year. If no agreement is reached three months before the date upon which the renewal term is to commence, the rent for the renewal term shall be determined by arbitration by a single arbitrator if the parties can agree on one or failing such agreement by three arbitrators, one to be appointed by each party and the third to be appointed by such arbitrators, and the provisions of the Commercial Arbitration Act of British Columbia, R.S.B.C,, 1996 as amended from time to time, shall govern the arbitration proceedings. The determination of the Minimum Rent which shall not be less than was payable during the immediately preceding Lease Year which shall be made by the said arbitrators or by a majority of them, as the case may be, shall be final and binding upon the Landlord and the Tenant. The cost of the arbitration and remuneration of the single arbitrator shall be borne by the Tenant and the Landlord equally. Until the rent for the renewal term is determined, the Tenant shall pay rent in the renewal term based upon the rents paid in the previous term, and the amounts shall be adjusted once the rent for the renewal term has been determined.

SCHEDULE “I”

RIGHT OF SURRENDER

Provided:

(a)	the Tenant pursuant to this Lease Escome Software Services Ltd (the Landlord and the Tenant acknowledging and agreeing that the right of termination contained herein is personal to Escom Software Services Ltd.);

(b)	the Tenant is not in default in any of the terms covenants and conditions contained in this Lease; and

(c)	the Tenant pays to the Landlord (as additional rent) as liquidated damages and not as a penalty, the Surrender Fee (as hereinafter defined) contemporaneously with the delivery by it of the Surrender Notice (as hereinafter defined), the Tenant shall have the right to surrender this Lease upon written notice delivered to the Landlord (the “Surrender Notice”) at any time up to January 31, 2003. Such termination shall be effective as of the following dates (the “Surrender date”):

(1)	if the Surrender Notice is delivered to the Landlord on or before October 1, 2001, the Surrender Date shall be March 31, 2002; and

(2)	if the Surrender Notice is deliver to the Landlord after October 1, 2001 but before February 1, 2003, the Surrender Date shall be July 31, 2003.

If the Tenant delivers to the Landlord the Surrender Notice as hereinbefore provided, then:

(i)	the Tenant shall vacate and surrender the Premises to the Landlord on the before the applicable Surrender Date leaving same in the sate of repair required pursuant to the terms of this Lease; and

(ii)	the Minimum Rent and Additional Rent payable pursuant to this Lease shall be adjusted between the parties as of the applicable Surrender Date.

For the purposes of this Article the term “Surrender Fee” means:

(iii)	if the Surrender Date is March 31, 2002, the Surrender Fee shall be $142,555.00

(iv)	if the Surrender Date is July 31, 2002, the Surrender Fee shall be $73,639.84.

The Landlord and the Tenant acknowledge and agree that the amounts payable by the Tenant on account of the Surrender Fee as specified above are intended to be in addition to and not in substitution for the Minimum Rent and the Additional Rent payable by the Tenant pursuant to this Lease.

SCHEDULE “J”

PARKING

1. The Landlord shall provide to the Tenant forty (40) random parking stalls in the Buildings at a monthly rent of $40.00 per stall per month and ten (10) random parking stalls at no additional charge for a total of fifty (50) stalls at the Buildings.

2. The Landlord reserves the right to designate parking spaces for the exclusive use of particular tenants. The Landlord also reserves the right to charge for the use of parking spaces, whether designated for the exclusive use of particular tenants or made available for tenants generally and the Tenant agrees to pay the charges established by the Landlord from time to time.